UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b). Departure of Certain Officers.

On December 1, 2014, John Fahey, the Company’s current Vice President – Controller and Principal Accounting Officer, will assume responsibility for the Company’s Financial Planning & Analysis department, as Vice President, Financial Planning & Analysis, effective immediately.

5.02(c) and (e). Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2014, Jessica Graziano, age 41, will replace Mr. Fahey in the position of Vice President – Controller and Principal Accounting Officer.

Ms. Graziano previously served as the Senior Vice President – Chief Accounting Officer and Corporate Controller of Revlon, Inc. (“Revlon”) since April 2013. Prior to that, Ms. Graziano served as Revlon’s Senior Vice President – Global Operations Finance from December 2010 through March 2013 and as Revlon’s Vice President and Controller – U.S. Customer Finance from July 2009 to December 2010.

The Company entered into an employment agreement, effective December 1, 2014, with Ms. Graziano which, among other things, provides that Ms. Graziano’s annual base salary will be $330,000, and her annual bonus target will be 80% of base salary, payout of which will be based on achieving established goals. Under the employment agreement, the Company guaranteed that Ms. Graziano will receive a minimum bonus payout in March 2015 of $250,000, conditioned upon Ms. Graziano’s continued employment for 24 months. In addition, Ms. Graziano will be entitled to participate in the benefit plans and programs generally provided by the Company to its executives.

In connection with appointment, the compensation committee of the Company’s board of directors also approved an award of restricted stock units to Ms. Graziano in the amount of $200,000, one-third of which will vest on each of the first, second and third anniversaries of the grant date.

In the event that Ms. Graziano is terminated without “cause” or resigns for “good reason,” (as defined in the employment agreement) Ms. Graziano will be entitled to (i) accrued base salary through the date of termination, (ii) COBRA continuation coverage paid by the Company through the earlier of (a) 12 months following the date of termination and (b) the date Ms. Graziano is eligible for coverage under a third party’s group health plan, and (iii) 100% of her annual base salary as of the date of termination (to be paid in equal installments during the 12-month period following the termination date).

Upon termination of employment, Ms. Graziano will be subject to confidentiality restrictions. In addition, Ms. Graziano will be subject to 12-month non-competition and non-solicitation provisions following the termination of her employment with the Company.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Ms. Graziano does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of United Rentals, Inc., dated December 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2014

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc. dated December 1, 2014